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                                                                   Exhibit 10.14

                             Consulting Agreement
                             --------------------

     This Consulting Agreement (the "Agreement") is made as of February 23, 2001, by and between ABC-NACO Inc., a Delaware corporation (the "Company"), and Richard A. Drexler (the "Consultant").

     WHEREAS, the Company and Consultant desire to enter into a consulting relationship upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the covenants set forth in this Agreement and of the mutual benefits accruing to the Company and Consultant from the consulting relationship to be established between the parties by the terms of this Agreement, the Company and Consultant agree as follows:

     1.   Consultant Relationship.
          -----------------------

          The Company agrees to retain Consultant, and Consultant agrees to be retained by the Company, as a business consultant to the Company, and not as an employee of the Company.

     2.   Consulting Services.
          -------------------

          Consultant agrees that during the term of this Agreement:

          (a) Consultant will devote his best efforts, talents and skills to his position as a business consultant to the Company and will perform such duties and execute such policies of the Company as determined by the Company's board of directors.

          (b) Consultant will devote substantially all of his business time and attention (except for vacation time and sick leave) to the business and affairs of the Company.

          (c) Consultant will report directly to the Company's board of directors on a regular basis and in any event at least once every 45 days. Consultant will not, without the prior written consent of the Company's board of directors, be engaged in or concerned with any other commercial duties or pursuits which are reasonably likely to interfere with the performance of his duties under this Agreement; provided, however, that the parties hereto agree and acknowledge that Consultant will be involved in the winding down of the affairs of Allied Products Corporation.

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     3.   Compensation and Other Benefits.
          -------------------------------

          (a) The Company will pay Consultant for his services under this Agreement compensation equal to $250,000 for the six-month term of this Agreement, at the rate of $41,666.67 per month, payable in monthly or more frequent installments.

          (b) The Company will reimburse Consultant for all reasonable and necessary business expenses incurred by Consultant relating to the conduct of the business of the Company; provided, however, that the parties agree that Consultant (and not the Company) will be responsible for expenses relating to Consultant's office space and secretary. Any expense reimbursement by the Company will be conditioned upon Consultant presenting to the Company an itemized statement of his expenses with supporting documents, consistent with the Company's regular procedures and the requirements of the Internal Revenue Service.

          (c) Consultant will not be entitled to participate in or receive benefits under any retirement, pension, health, accident and disability insurance, or other similar employee benefit plan currently in place or which may be adopted by the Company (or any other member of the consolidated group of which the Company is a part) for its executives or other employees.

          (d) The Company will indemnify and defend Consultant to the maximum extent permitted under Delaware law for actions taken on behalf of the Company under this Agreement in his capacity as a consultant serving at the request of the Company.

     4.   Term.
          ----

          The term of this Agreement will begin on February 23, 2001 and continue until August 23, 2001, subject to (a) earlier termination in the event of Consultant's death or total disability or (b) extension of the term as the parties may mutually agree.

     5.   Severability.
          ------------

          Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, will not be affected thereby and remain in full force and effect.

     6.   Binding Agreement.
          -----------------

          This Agreement is binding upon the parties, their heirs, successors, personal representatives and permitted assigns. The Company may assign this Agreement to any successor in interest to the business, or part thereof, of the Company. Consultant may not assign any of his obligations or duties hereunder.

     7.   Controlling Law and Jurisdiction.
          --------------------------------

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          This Agreement will be governed by and interpreted and construed according to the laws of the State of Illinois. The parties hereby consent to the jurisdiction of the state and federal courts in the State of Illinois in the event that any disputes arise under this Agreement.

     8.   Entire Agreement.
          ----------------

          This instrument contains the entire agreement of the parties with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.

     9.   Headings.
          --------

          All numbers and heading of paragraphs are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any paragraph.

     10.  Notices.
          -------

          All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day after delivery to an overnight courier service; or (c) on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

          If to the Consultant:  Richard A. Drexler
                                 R.A.D. Associates
                                 222 E. Wisconsin Avenue, #300
                                 Lake Forest, IL 60045

          If to the Company:     ABC-NACO Inc.
                                 2001 Butterfield Road, Suite 502
                                 Downers Grove, IL 60515
                                 Attention: General Counsel

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

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          IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                                    ABC-NACO INC.


                                    By:_____
                                         Joseph A. Seher
                                         Chairman and Chief Executive Officer


                                    By:_____
                                         Daniel W. Duval
                                         Chairman of the Compensation Committee

                                    CONSULTANT


                                    ______
                                         Richard A. Drexler

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